SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

JEFFERSONVILLE BANCORP

(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 398, Jeffersonville, New York 12748

(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 482-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events and Required FD Disclosure

     The Board of Directors of Jeffersonville Bancorp (the “Company”) has appointed Mr. Gibson E. McKean to serve on the Examining Committee of the Company, effective April 22, 2003. Mr. McKean will replace Mr. John K. Gempler on the Examining Committee. Mr. McKean, a member of the Board of Directors of the Company, meets the independence standards of the NASD to serve on the Examining Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)

/s/ John M. Riley John M. Riley Treasurer

Date: April 24, 2003